UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2009

MARKWEST ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-31239 (Commission File Number)	27-0005456 (I.R.S. Employer Identification Number)

1515 Arapahoe Street, Tower 2, Suite 700, Denver CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-925-9200

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement

On October 30, 2009, MarkWest Energy Partners, L.P. (the “Partnership”), through its wholly-owned subsidiary MarkWest Liberty Gas Gathering, L.L.C. (“MWE Liberty”), and NGP Midstream & Resources, L.P. and its affiliated funds (“M&R”), through its affiliate M&R MWE Liberty, LLC, closed on a modification to the terms of their joint venture, which is operated through MarkWest Liberty Midstream & Resources, L.L.C. (“MarkWest Liberty Midstream”).  The proposed modification of the terms of their joint venture was originally announced in a Current Report on Form 8-K filed on August 12, 2009.  Pursuant to the Second Amended and Restated Limited Liability Company Agreement executed on October 30, 2009 and effective November 1, 2009 (the “Amended LLC Agreement”), M&R will increase its participation and ownership in MarkWest Liberty Midstream and M&R will increase its initial investment by an additional $150.0 million.  Under the Amended LLC Agreement, the Partnership and M&R will maintain a 60%/40% respective ownership interest in MarkWest Liberty Midstream until January 1, 2011, at which time M&R’s ownership interest will increase from 40% to 49%. The Partnership and M&R will jointly fund the capital requirements of MarkWest Liberty Midstream at agreed upon levels until the Partnership’s contributed capital is proportionate to its 51% ownership interest (the “Equalization Date”), which is expected to occur on or before December 31, 2012.  Following the Equalization Date, M&R will have pre-emptive rights to maintain its ownership interest in MarkWest Liberty Midstream in a range of between 45% and 49%.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST ENERGY PARTNERS, L.P.
(Registrant)

	By:	MarkWest Energy GP, L.L.C.,
Its General Partner

Date: November 3, 2009	By:	/s/ NANCY K. BUESE
Nancy K. Buese
Senior Vice President and Chief Financial Officer